Exhibit 99.4

Pinnacle West Capital Corporation

Earnings Variance Explanations

For the Three-Month and Twelve-Month Periods Ended December 31, 2012 and 2011

The following discussion includes the earnings variance explanations for Pinnacle West Capital Corporation (“Pinnacle West”) for the three months and twelve months ended December 31, 2012 and 2011.  We suggest that this discussion be read in connection with the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2012.  Additional operating and financial statistics and a glossary of terms are available on our website (www.pinnaclewest.com).

RESULTS OF OPERATIONS

Pinnacle West’s reportable business segment is our regulated electricity segment, which consists of traditional regulated retail and wholesale electricity businesses (primarily electricity service to Native Load customers) and related activities and includes electricity generation, transmission and distribution.

APSES’s and SunCor’s operations have been classified as discontinued operations.  Pinnacle West sold its investment in APSES in August 2011.  In February 2012, SunCor filed for protection under the United States Bankruptcy Code to complete an orderly liquidation of its business (see Note 21).

Operating Results — Three-month period ended December 31, 2012 compared with three-month period ended December 31, 2011

Our consolidated net income attributable to common shareholders for the three months ended December 31, 2012 was $23 million, compared with net income of $13 million for the comparable prior-year period.  The results reflect an increase of approximately $11 million for the regulated electricity segment primarily due to increases related to the retail regulatory settlement effective July 1, 2012 (see Note 3), higher retail transmission revenues, lower net interest charges due to lower debt balances and lower interest rates in the current period, and lower depreciation and amortization due to 20-year Palo Verde license extensions received in 2011.  These positive factors were partially offset by an increase in operations and maintenance expenses and the effects of milder weather as compared with the prior-year period.

The following table presents net income attributable to common shareholders by business segment compared with the prior-year period:

	Three Months Ended December 31,
	2012	2011	Net Change
	(dollars in millions)
Regulated Electricity Segment:
Operating revenues less fuel and purchased power expenses	$476	$451	$25
Operations and maintenance	(237)	(229)	(8)
Depreciation and amortization	(103)	(108)	5
Taxes other than income taxes	(39)	(35)	(4)
Other income (expenses), net	(1)	3	(4)
Interest charges, net of allowance for borrowed funds used during construction	(48)	(55)	7
Income taxes	(16)	(7)	(9)
Less income related to noncontrolling interests (Note 20)	(8)	(7)	(1)
Regulated electricity segment net income	24	13	11

All other	3	—	3
Income from Continuing Operations Attributable to Common Shareholders	27	13	14
Loss from Discontinued Operations Attributable to Common Shareholders (a)	(4)	—	(4)

Net Income Attributable to Common Shareholders	$23	$13	$10

(a)                                 Includes activities related to APSES and SunCor.

Operating revenues less fuel and purchased power expenses  Regulated electricity segment operating revenues less fuel and purchased power expenses were $25 million higher for the three months ended December 31, 2012 compared with the prior-year period.  The following table summarizes the major components of this change:

	Increase (Decrease)
	Operating revenues	Fuel and purchased power expenses	Net change
	(dollars in millions)

Impacts of retail regulatory settlement effective July 1, 2012	$26	$1	$25
Higher retail transmission revenues	11	—	11
Higher customer usage	13	2	11
Effects of weather	(10)	(4)	(6)
Higher fuel and purchased power costs, net of related deferrals and off-system sales	(10)	(5)	(5)
Lower demand-side management, renewable energy and similar regulatory surcharges	(6)	3	(9)
Miscellaneous items, net	(4)	(2)	(2)
Total	$20	$(5)	$25

Operations and maintenance  Operations and maintenance expenses increased $8 million for the three months ended December 31, 2012 compared with the prior-year period primarily because of:

•                                          An increase of $6 million in information technology costs primarily related to higher software maintenance;

•                                          An increase of $5 million related to amortization of pension and other postretirement benefit costs in 2012 compared with deferral of such costs in 2011;

•                                          An increase of $3 million related to employee benefit costs;

•                                          A decrease of $4 million in fossil generation costs as a result of less planned maintenance being completed in the current year quarter than in the same quarter a year ago;

•                                          A decrease of $6 million related to costs for demand-side management, renewable energy and similar regulatory programs; and

•                                          An increase of $4 million due to other miscellaneous factors.

Depreciation and amortization  Depreciation and amortization expenses were $5 million lower for the three months ended December 31, 2012 compared with the prior-year period primarily due to impacts of the Palo Verde operating license extensions, partially offset by increased plant in service.

Interest charges, net of allowance for borrowed funds used during construction  Interest charges, net of allowance for borrowed funds used during construction, decreased $7 million for the three months ended December 31, 2012 compared with the prior-year period primarily because of lower debt balances and lower interest rates in the current period.

Income taxes  Income taxes were $9 million higher for the three months ended December 31, 2012 compared with the prior-year period primarily due to higher pretax income in the current period.

Operating Results — 2012 compared with 2011

Our consolidated net income attributable to common shareholders for the year ended December 31, 2012 was $382 million, compared with net income of $339 million for the prior year.  The results reflect an increase of approximately $59 million for the regulated electricity segment primarily due to increases related to the retail regulatory settlement effective July 1, 2012 (see Note 3), higher retail transmission revenues, lower depreciation and amortization due to 20-year Palo Verde license extensions received in 2011, and lower net interest charges due to lower debt balances and lower interest rates in the current year.

The $17 million decrease in discontinued operations is primarily related to a contribution Pinnacle West expects to make to SunCor’s estate as part of a negotiated resolution to the bankruptcy (see Note 21) and absence of the 2011 gain on sale of our investment in APSES.

The following table presents net income attributable to common shareholders by business segment compared with the prior year:

	Year Ended December 31,
	2012	2011	Net Change
	(dollars in millions)
Regulated Electricity Segment:
Operating revenues less fuel and purchased power expenses (a)	$2,299	$2,228	$71
Operations and maintenance (a)	(885)	(904)	19
Depreciation and amortization	(404)	(427)	23
Taxes other than income taxes	(159)	(148)	(11)
Other income (expenses), net	6	16	(10)
Interest charges, net of allowance for borrowed funds used during construction	(200)	(224)	24
Income taxes	(237)	(184)	(53)
Less income related to noncontrolling interests (Note 20)	(32)	(28)	(4)
Regulated electricity segment net income	388	329	59

All other	—	(1)	1
Income from Continuing Operations Attributable to Common Shareholders	388	328	60

Income (Loss) from Discontinued Operations Attributable to Common Shareholders (b)	(6)	11	(17)

Net Income Attributable to Common Shareholders	$382	$339	$43

(a)                                 Includes effects of 2011 settlement of certain transmission right-of-way costs, which did not affect net income, but increased both electric operating revenues and operations and maintenance expenses by $28 million.  Costs related to the settlement were offset by related revenues from SCE, which leases the related transmission line from APS.

(b)                                 Includes activities related to APSES and SunCor.

Operating revenues less fuel and purchased power expenses  Regulated electricity segment operating revenues less fuel and purchased power expenses were $71 million higher for the year ended December 31, 2012 compared with the prior year.  The following table summarizes the major components of this change:

	Increase (Decrease)
	Operating revenues	Fuel and purchased power expenses	Net change
	(dollars in millions)

Impacts of retail regulatory settlement effective July 1, 2012	$64	$1	$63
Higher retail transmission revenues	41	—	41
Lower fuel and purchased power costs, net of related deferrals and off-system sales	(11)	(14)	3
Lower demand-side management, renewable energy and similar regulatory surcharges	(3)	4	(7)
Settlement in 2011 of certain prior-period transmission right-of-way revenues	(28)	—	(28)
Miscellaneous items, net	(7)	(6)	(1)
Total	$56	$(15)	$71

Operations and maintenance  Operations and maintenance expenses decreased $19 million for the year ended December 31, 2012 compared with the prior year primarily because of:

•                                          A decrease of $28 million related to settlement in 2011 of certain transmission right-of-way costs, which was offset in operating revenues;

•                                          A decrease of $22 million related to costs for demand-side management, renewable energy and similar regulatory programs;

•                                          A decrease of $15 million in generation costs, primarily related to lower nuclear generation costs;

•                                          An increase of $21 million related to employee benefit costs, including approximately $12 million of pension and other postretirement costs;

•                                          An increase of $9 million related to higher stock compensation costs resulting from an improved company stock price and estimated performance results;

•                                          An increase of $7 million in information technology costs, primarily related to higher software maintenance; and

•                                          An increase of $9 million due to other miscellaneous factors.

Depreciation and amortization  Depreciation and amortization expenses were $23 million lower for the year ended December 31, 2012 compared with the prior year primarily due to the impacts of Palo Verde operating license extensions, partially offset by increased plant in service.

Taxes other than income taxes  Taxes other than income taxes increased $11 million for the year ended December 31, 2012 compared with the prior year primarily because of higher property tax rates in the current year.

Other income (expenses), net  Other income (expenses), net, decreased $10 million for the year ended December 31, 2012 compared with the prior year primarily because of higher investment losses of approximately $2 million and other non-operating expenses of approximately $8 million in the current year.

Interest charges, net of allowance for borrowed funds used during construction  Interest charges, net of allowance for borrowed funds used during construction, decreased $24 million for the year ended December 31, 2012 compared with the prior year primarily because of lower debt balances and lower interest rates in the current year.

Income taxes  Income taxes were $53 million higher for the year ended December 31, 2012 compared with the prior year primarily due to higher pre-tax income in the current year and a lower effective tax rate in 2011.

Discontinued Operations

Results from discontinued operations decreased $17 million primarily due to a contribution Pinnacle West expects to make to SunCor’s estate as part of a negotiated resolution to the bankruptcy (see Note 21) and absence of a gain related to the sale of our investment in APSES in 2011.

PINNACLE WEST CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars and shares in thousands, except per share amounts)

	THREE MONTHS ENDED
	DECEMBER 31,		Increase (Decrease)
	2012	2011	Amount	Percent

Operating Revenues	$693,122	$667,892	$25,230	3.8%	B

Operating Expenses
Fuel and purchased power	210,864	215,512	(4,648)	2.2%	B
Operations and maintenance	237,141	228,632	8,509	3.7%	W
Depreciation and amortization	103,268	107,504	(4,236)	3.9%	B
Taxes other than income taxes	39,052	35,406	3,646	10.3%	W
Other expenses	1,508	2,123	(615)	29.0%	B
Total	591,833	589,177	2,656	0.5%	W

Operating Income	101,289	78,715	22,574	28.7%	B

Other Income (Deductions)
Allowance for equity funds used during construction	6,797	5,010	1,787	35.7%	B
Other income	249	565	(316)	55.9%	W
Other expense	(7,409)	(2,614)	(4,795)	183.4%	W
Total	(363)	2,961	(3,324)	112.3%	W

Interest Expense
Interest charges	52,407	58,744	(6,337)	10.8%	B
Allowance for borrowed funds used during construction	(4,543)	(3,987)	(556)	13.9%	B
Total	47,864	54,757	(6,893)	12.6%	B

Income From Continuing Operations Before Income Taxes	53,062	26,919	26,143	97.1%	B

Income Taxes	18,157	7,375	10,782	146.2%	W

Income From Continuing Operations	34,905	19,544	15,361	78.6%	B

Income (Loss) From Discontinued Operations
Net of Income Taxes	(4,234)	446	(4,680)	1049.3%	W

Net Income	30,671	19,990	10,681	53.4%	B

Less: Net income attributable to noncontrolling interests	8,040	7,426	614	8.3%	W

Net Income Attributable To Common Shareholders	$22,631	$12,564	$10,067	80.1%	B

Weighted-Average Common Shares Outstanding - Basic	109,693	109,202	491	0.4%

Weighted-Average Common Shares Outstanding - Diluted	110,776	110,077	699	0.6%

Earnings Per Weighted-Average Common Share Outstanding
Income from continuing operations attributable to common shareholders - basic	$0.24	$0.11	$0.13	118.2%	B
Net income attributable to common shareholders - basic	$0.21	$0.12	$0.09	75.0%	B
Income from continuing operations attributable to common shareholders - diluted	$0.24	$0.11	$0.13	118.2%	B
Net income attributable to common shareholders - diluted	$0.20	$0.11	$0.09	81.8%	B

Amounts Attributable To Common Shareholders
Income from continuing operations, net of tax	$26,865	$12,109	$14,756	121.9%	B
Discontinued operations, net of tax	(4,234)	455	(4,689)	1030.5%	W
Net income attributable to common shareholders	$22,631	$12,564	$10,067	80.1%	B

B — Better

W — Worse

PINNACLE WEST CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars and shares in thousands, except per share amounts)

	TWELVE MONTHS ENDED
	DECEMBER 31,		Increase (Decrease)
	2012	2011	Amount	Percent

Operating Revenues	$3,301,804	$3,241,379	$60,425	1.9%	B

Operating Expenses
Fuel and purchased power	994,790	1,009,464	(14,674)	1.5%	B
Operations and maintenance	884,769	904,286	(19,517)	2.2%	B
Depreciation and amortization	404,336	427,054	(22,718)	5.3%	B
Taxes other than income taxes	159,323	147,408	11,915	8.1%	W
Other expenses	6,831	6,659	172	2.6%	W
Total	2,450,049	2,494,871	(44,822)	1.8%	B

Operating Income	851,755	746,508	105,247	14.1%	B

Other Income (Deductions)
Allowance for equity funds used during construction	22,436	23,707	(1,271)	5.4%	W
Other income	1,606	3,111	(1,505)	48.4%	W
Other expense	(19,842)	(10,451)	(9,391)	89.9%	W
Total	4,200	16,367	(12,167)	74.3%	W

Interest Expense
Interest charges	214,616	241,995	(27,379)	11.3%	B
Allowance for borrowed funds used during construction	(14,971)	(18,358)	3,387	18.4%	W
Total	199,645	223,637	(23,992)	10.7%	B

Income From Continuing Operations Before Income Taxes	656,310	539,238	117,072	21.7%	B

Income Taxes	237,317	183,604	53,713	29.3%	W

Income From Continuing Operations	418,993	355,634	63,359	17.8%	B

Income (Loss) From Discontinued Operations
Net of Income Taxes	(5,829)	11,306	(17,135)	151.6%	W

Net Income	413,164	366,940	46,224	12.6%	B

Less: Net income attributable to noncontrolling interests	31,622	27,467	4,155	15.1%	W

Net Income Attributable To Common Shareholders	$381,542	$339,473	$42,069	12.4%	B

Weighted-Average Common Shares Outstanding - Basic	109,510	109,053	457	0.4%

Weighted-Average Common Shares Outstanding - Diluted	110,527	109,864	663	0.6%

Earnings Per Weighted-Average Common Share Outstanding
Income from continuing operations attributable to common shareholders - basic	$3.54	$3.01	$0.53	17.6%	B
Net income attributable to common shareholders - basic	$3.48	$3.11	$0.37	11.9%	B
Income from continuing operations attributable to common shareholders - diluted	$3.50	$2.99	$0.51	17.1%	B
Net income attributable to common shareholders - diluted	$3.45	$3.09	$0.36	11.7%	B

Amounts Attributable To Common Shareholders
Income from continuing operations, net of tax	$387,380	$328,110	$59,270	18.1%	B
Discontinued operations, net of tax	(5,838)	11,363	(17,201)	151.4%	W
Net income attributable to common shareholders	$381,542	$339,473	$42,069	12.4%	B

B — Better

W — Worse